Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(199,688)
Unrealized Gain (Loss) on Market Value of Commodity Futures	276,638
Dividend Income	33,663
Interest Income	14,935
Total Income (Loss)	$125,548

Expenses
General Partner Management Fees	$8,310
Professional Fees	12,498
Brokerage Commissions	243
Directors' Fees and insurance	812
License fees	208
Total Expenses	$22,071
Net Income (Loss)	$103,477

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/26	$15,421,426
Net Income (Loss)	103,477

Net Asset Value End of Month	$15,524,903
Net Asset Value Per Share (2,250,000 Shares)	$6.90

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596